UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2025

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Chief Executive Officer and Director Transitions

CEO Retirement

On August 7, 2025, Jeffrey J. Jones II notified the Board of Directors (the “Board”) of H&R Block Inc. (the “Company”) of his intention to retire as President and Chief Executive Officer (“CEO”) of the Company, effective as of December 31, 2025. Mr. Jones will also retire from the Board of the Company, effective on December 31, 2025 assuming his reelection to the Board at the Company’s upcoming 2025 annual meeting of shareholders (the “2025 Annual Meeting”). Mr. Jones’ decision to retire was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Following his retirement on December 31, 2025, Mr. Jones will remain an employee of the Company in a Strategic Advisor role until September 2, 2026.

New CEO Announcement

The Board has appointed Curtis A. Campbell, currently the Company's President, Global Consumer Tax and Chief Product Officer, to succeed Mr. Jones as President and CEO, effective immediately upon Mr. Jones’ retirement. The Company intends to renominate Mr. Jones for election to the Board at the 2025 Annual Meeting and, assuming he is reelected, subsequently appoint Mr. Campbell to the Board to fill the vacancy created immediately upon Mr. Jones’ retirement.

Mr. Campbell, age 52, joined the Company as President, Global Consumer Tax and Chief Product Officer in May 2024. Prior to that, he served as the Chief Executive Officer of TaxAct, where he ran TaxAct from 2018 until it was sold by Blucora, Inc. in 2022. He continued to lead TaxAct after the sale until 2023. Prior to TaxAct, Mr. Campbell served Capital One Financial Corporation as Managing Vice President from 2017 to 2018. He also served in Vice President roles at Intuit Inc, leading Product Management and Strategy from 2014 to 2017. Mr. Campbell serves on the Board of Directors of Jack Henry & Associates, Inc., a Nasdaq-listed financial technology company.

There are no arrangements or understandings between Mr. Campbell and any other persons under which he was appointed as President and CEO or is to be appointed as a director. There are no family relationships between Mr. Campbell and any director or executive officer of the Company, and there are no transactions between Mr. Campbell and the Company required to be reported under Item 404(a) of Regulation S-K.

New CEO Offer Letter

In connection with his appointment as President and CEO of the Company, the Company and Mr. Campbell entered into an offer letter, dated August 9, 2025 (the “Offer Letter”). The principal terms of the Offer Letter are as follows:

●	Mr. Campbell will remain as President, Global Consumer Tax and Chief Product Officer with his current compensation and benefits (subject to annual increases in accordance with normal Company cadence) until January 1, 2026.

●	Effective January 1, 2026, Mr. Campbell will become President and CEO and will be appointed to the Company’s Board of Directors, and his compensation will be as follows:

-	Annual base salary of $995,000.

-	Target annual short-term incentive (“STI”) opportunity under the H&R Block Executive Performance Plan, as a percentage of base salary, of 125%, resulting in a prorated target STI for fiscal year 2026 of 110% of his average base salary for the fiscal year (taking into account a fiscal year 2026 base salary and STI target of 95% in his current position, which base salary and STI target will remain in effect for the first six months of the 2026 fiscal year).

-	Eligibility to continue to participate in the Company’s equity incentive plan for each fiscal year as determined by the Compensation Committee. In respect of fiscal year 2026, on or within five days of January 1, 2026, Mr. Campbell will be granted an off-cycle, one-time promotion long-term incentive (“LTI”) award under the Company’s 2018 Long Term Incentive Plan with an aggregate grant date fair value of $2.15 million, which reflects an annualized $6 million LTI award for fiscal year 2026, adjusted and prorated based on the LTI award Mr. Campbell will receive in respect of fiscal year 2026 in his current position and the commencement of his employment as President and CEO six months into the 2026 fiscal year.

●	In the event of a termination of employment by the Company without “Cause” or by Mr. Campbell with “Good Reason” (each as defined in the Company’s Executive Severance Plan), he will be entitled to receive, among other benefits and subject to his execution and non-revocation of a release, two times his base salary, two times his annual STI target, payments equal to the monthly premium for COBRA continuation for 24 months, any STI award earned but unpaid with respect to a fiscal year ending prior to the termination date, and a prorated STI award for the fiscal year in which the termination occurs based on actual performance.

●	Mr. Campbell will relocate his principal residence to the Kansas City metropolitan area as soon as reasonably practicable, and in any event, no later than December 31, 2026. Mr. Campbell will receive relocation benefits under the Company’s U.S. Domestic Executive Relocation Policy.

Transition and Strategic Advisor Agreement

In connection with his retirement as President and CEO, and subsequent service as an employee Strategic Advisor, the Company and Mr. Jones entered into a Transition and Strategic Advisor Agreement dated August 9, 2025 (the “Agreement”), pursuant to which Mr. Jones has agreed to be available to Mr. Campbell to provide certain transitional and advisory assistance. The Agreement replaces Mr. Jones’ Employment Agreement with the Company dated November 4, 2021 (the “Prior Employment Agreement”). The principal terms of the Agreement are as follows:

●	Mr. Jones will continue as President and CEO until December 31, 2025, and as a member of the Company’s Board until December 31, 2025 (subject to reelection by the shareholders at the 2025 Annual Meeting).

●	For fiscal year 2026, Mr. Jones will receive no change in base salary, is eligible to receive an LTI award (expected on the Company’s standard annual grant date of August 31, 2025), and is eligible for an STI award, prorated for the portion of the year he serves as CEO.

●	Effective January 1, 2026 and until September 2, 2026, Mr. Jones will serve as a Strategic Advisor to the CEO, which will include developing a transition and onboarding plan with the Chief People & Culture Officer for the incoming CEO.

●	Effective January 1, 2026, Mr. Jones’ monthly base salary will continue, but he will no longer be eligible for any additional LTI awards or STI for the period January 1, 2026 through September 2, 2026. Mr. Jones will not be eligible for any special or accelerated vesting with respect to his LTI awards for fiscal year 2026 or any currently held LTI awards for prior fiscal years, except as provided in the Company’s current forms of equity award agreements.

●	Except as described above, the terms of the Agreement are materially consistent with the Prior Employment Agreement, which is filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed November 4, 2021 and incorporated herein by reference.

The foregoing summaries of the Agreement and Offer Letter do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Agreement and Offer Letter, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 11, 2025, the Company issued a press release announcing the leadership transition discussed in Item 5.02 above. A copy of the Company’s press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Transition and Strategic Advisor Agreement dated August 9, 2025, among H&R Block, Inc., HRB Professional Resources LLC, and Jeffrey J. Jones II.
10.2	Offer Letter dated August 9, 2025, among H&R Block, Inc., HRB Professional Resources LLC, and Curtis A. Campbell.
99.1	Press Release Issued August 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	August 11, 2025	By:	/s/ Katharine M. Haynes
Katharine M. Haynes
Vice President and Corporate Secretary